Exhibit 99.1

May 18, 2009
For 7:00 am EDT Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE’S REPORTS FIRST QUARTER SALES AND EARNINGS RESULTS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second-largest home improvement retailer, today reported net earnings of $476 million for the quarter ended May 1, 2009, a 21.6 percent decline versus the same period a year ago.   Diluted earnings per share declined 22.0 percent to $0.32 from $0.41 in the first quarter of 2008.

Sales for the quarter declined 1.5 percent to $11.8 billion, down from $12.0 billion in the first quarter of 2008.  Comparable store sales for the first quarter declined 6.6 percent.

“Despite the difficult external environment, Lowe’s strong commitment to customer service and a compelling product offering led to continued market share gains in the first quarter and helped deliver sales within our guidance range,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “In addition, solid gross margin growth combined with appropriate expense management allowed us to deliver earnings per share above our guidance for the quarter.

“The economic pressures on consumers remain intense, and bigger ticket projects continue to be postponed as wary home improvement consumers watch the economic climate and housing market dynamics very closely,” Niblock added. “But, as spring arrived, we saw relative strength in smaller, outdoor projects.

“In recent weeks we have seen consumer confidence improve, housing turnover show signs of a bottom in certain markets, and home prices slow their decline,” Niblock continued.  “These are all positive signs for the stabilization and ultimate recovery of home improvement industry sales, but since many of these variables remain at or near historic lows, we will continue to plan conservatively and manage expenses appropriately.  Lowe’s remains focused on positioning the company for the future while maximizing opportunities presented today.”

During the quarter, Lowe’s opened 21 new stores.  As of May 1, 2009, Lowe’s operated 1,670 stores in the United States and Canada representing 188.8 million square feet of retail selling space, a 7.0 percent increase over last year.

A conference call to discuss first quarter 2009 operating results is scheduled for today (Monday, May 18) at 9:00 am EDT.  Please dial 888-817-4020 (international callers dial 706-679-8762) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2009 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until August 16, 2009.

Lowe’s Business Outlook

Second Quarter 2009 (comparisons to second quarter 2008)
•	The company expects to open approximately 18 new stores reflecting square footage growth of approximately 7 percent
•	Total sales are expected to range from a decline of 2 percent to an increase of 1 percent
•	The company expects comparable store sales to decline 4 to 8 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 160 basis points driven by payroll, fixed cost and depreciation deleverage
•	Store opening costs are expected to be approximately $13 million
•	Diluted earnings per share of $0.51 to $0.55 are expected
•	Lowe’s second quarter ends on July 31, 2009 with operating results to be publicly released on Monday, August 17, 2009

Fiscal Year 2009 (comparisons to fiscal year 2008)
•	The company expects to open 60 to 70 stores in 2009 reflecting total square footage growth of approximately 4 percent
•	Total sales are expected to range from a decline of 2 percent to an increase of 1 percent
•	The company expects comparable store sales to decline 4 to 8 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline 130 to 140 basis points
•	Store opening costs are expected to be approximately $50 million
•	Diluted earnings per share of $1.13 to $1.25 are expected for the fiscal year ending January 29, 2010

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as rising unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, the availability and increasing regulation of consumer credit and mortgage financing, changes in the rate of housing turnover, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2008 sales of $48.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,650 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

###

Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
	May 1, 2009		May 2, 2008
Current Earnings	Amount	Percent	Amount	Percent

Net sales	$11,832	100.00	$12,009	100.00

Cost of sales	7,636	64.54	7,843	65.31

Gross margin	4,196	35.46	4,166	34.69

Expenses:

Selling, general and administrative	2,944	24.88	2,725	22.69

Store opening costs	13	0.11	18	0.15

Depreciation	401	3.39	375	3.12

Interest - net	78	0.66	76	0.63

Total expenses	3,436	29.04	3,194	26.59

Pre-tax earnings	760	6.42	972	8.10

Income tax provision	284	2.40	365	3.04

Net earnings	$476	4.02	$607	5.06

Weighted average common shares outstanding - basic	1,462		1,454

Basic earnings per common share	$0.32		$0.42

Weighted average common shares outstanding - diluted	1,464		1,477

Diluted earnings per common share	$0.32		$0.41

Cash dividends per share	$0.085		$0.080

Retained Earnings

Balance at beginning of period	$17,049		$15,345
Net earnings	476		607
Cash dividends	(126)		(117)
Balance at end of period	$17,399		$15,835

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		May 1, 2009	May 2, 2008	January 30, 2009
Assets

Current assets:
Cash and cash equivalents		$682	$913	$245
Short-term investments		460	295	416
Merchandise inventory - net		9,013	8,438	8,209
Deferred income taxes - net		183	259	166
Other current assets		264	253	215

Total current assets		10,602	10,158	9,251

Property, less accumulated depreciation		22,715	21,641	22,722
Long-term investments		448	537	253
Other assets		444	318	460

Total assets		$34,209	$32,654	$32,686

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$-	$147	$987
Current maturities of long-term debt		52	34	34
Accounts payable		5,843	5,345	4,109
Accrued compensation and employee benefits		535	481	434
Self-insurance liabilities		750	685	751
Deferred revenue		741	893	674
Other current liabilities		1,283	1,388	1,033

Total current liabilities		9,204	8,973	8,022

Long-term debt, excluding current maturities		5,023	5,576	5,039
Deferred income taxes - net		594	699	660
Other liabilities		951	787	910

Total liabilities		15,772	16,035	14,631

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
May 1, 2009	1,474
May 2, 2008	1,462
January 30, 2009	1,470	737	731	735
Capital in excess of par value		296	48	277
Retained earnings		17,399	15,835	17,049
Accumulated other comprehensive income (loss)		5	5	(6)

Total shareholders' equity		18,437	16,619	18,055

Total liabilities and shareholders' equity		$34,209	$32,654	$32,686

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	May 1, 2009	May 2, 2008
Cash flows from operating activities:
Net earnings	$476	$607
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	434	404
Deferred income taxes	(83)	17
Loss on property and other assets	9	21
Transaction loss from exchange rate changes	1	-
Share-based payment expense	24	28
Changes in operating assets and liabilities:
Merchandise inventory - net	(801)	(828)
Other operating assets	(1)	42
Accounts payable	1,732	1,633
Other operating liabilities	554	614
Net cash provided by operating activities	2,345	2,538

Cash flows from investing activities:
Purchases of short-term investments	(68)	(64)
Proceeds from sale/maturity of short-term investments	122	86
Purchases of long-term investments	(302)	(325)
Proceeds from sale/maturity of long-term investments	6	224
Decrease in other long-term assets	15	-
Property acquired	(572)	(805)
Proceeds from sale of property and other long-term assets	11	4
Net cash used in investing activities	(788)	(880)

Cash flows from financing activities:
Net decrease in short-term borrowings	(986)	(915)
Proceeds from issuance of long-term debt	-	8
Repayment of long-term debt	(8)	(13)
Proceeds from issuance of common stock from stock options exercised	1	10
Cash dividend payments	(126)	(117)
Excess tax benefits of share-based payments	-	1
Net cash used in financing activities	(1,119)	(1,026)

Effect of exchange rate changes on cash	(1)	-

Net increase in cash and cash equivalents	437	632
Cash and cash equivalents, beginning of period	245	281
Cash and cash equivalents, end of period	$682	$913